                                                                    EXHIBIT 3(a)


                          CERTIFICATE OF INCORPORATION
                                       OF
                               HARD FUNDING, INC.


     The undersigned, being a person of full age, do hereby makes and acknowledge this Certificate of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Nevada.

                                   ARTICLE I

     The name of the corporation  shall be HARD FUNDING, INC.

                                   ARTICLE II

     The purposes for which the corporation is organized are:

     (a) to engage in acquisitions or the acquisition of suitable enterprises;

     (b) to engage in any other lawful enterprise, service or activity for which corporations may be organized under the General Corporation Law of the State of Nevada, in addition to or in lieu of the purposes hereinabove set forth in paragraph (a) of this Article.

                                  ARTICLE III

     Duration of the corporation shall be perpetual.

                                   ARTICLE IV

     The corporation shall have authority to issue 25,000,000 shares of capital stock at a par value of $0.001 per share.

                                   ARTICLE V

     The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is $1,000.00 in cash or property of equivalent value.

                                   ARTICLE VI

     The address of the initial registered office of the corporation is:

        Crowell, Susich, Owen & Tackes, Ltd.
        510 West Fourth Street
        P.O. Box 1000
        Carson City, NV  89702


The name of the initial registered agent of the corporation at such address is Crowell, Susich, Owen & Tackes, Ltd.


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

                                  ARTICLE VII


     The number of directors constituting the initial board of directors shall be one (1) and the name and address of the person who is to serve as director until the first meeting of shareholders, or until his successor is elected and qualified is Harold Scott, 727 South Central Expressway, Richardson, Texas 75080.

                                  ARTICLE VIII

     The name and address of each incorporator is as follows:

        Charles W. Barkley
        805 Cameron Brown Building
        Charlotte, Mecklenburg County, NC 28204.


                                   ARTICLE IX

     The Shareholders shall not have pre-emptive rights in any subsequent issues of capital stock and shall not have cumulative voting rights.

     IN WITNESS WHEREOF, the undersigned, being all of the incorporators hereinabove named, dies hereby make this Certificate for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada and does hereby certify that the facts hereinabove set forth are true and correct and have accordingly set hereunto my hand and seal this 6th day of August, 1990.


                                    /s/ Charles W. Barkley
                                    -----------------------------------
                                    Charles W. Barkley, Incorporator
                                    805 Cameron Brown Building
                                    Charlotte, Mecklenburg County, NC 28204.



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

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     I, Donna Young Reed, a Notary Public is and for Mecklenburg County and State aforesaid, do hereby certify that Charles Barkley personally appeared before me this day and acknowledged the due execution of the foregoing Articles of Incorporation.

     WITNESS my hand and notarial seal, this 6th day of August, 1990.

                                        Donna Young Reed
                                        -----------------------------
                                        Notary Public

My Commission Expires:

March 31, 1994

[NOTARIAL SEAL]

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


STATE OF NEVADA

                        BEFORE THE SECRETARY OF STATE

                   ARTICLES OF AMENDMENT TO THE CHARTER OF

                             HARD FUNDING, INC.

     The undersigned corporation hereby executes these Articles of Amendment pursuant to the General Corporation Law of the State of Nevada for the purpose of amending its Charter as follows:

     1.    The name of the corporation is Hard Funding, Inc.

     2. The corporation hereby amends its name from Hard Funding, Inc. to Marinex Multimedia Corporation.

     3.    The date of the adoption of this amendment is February 12, 1996.

     4. The number of shares outstanding and the number of shares entitled to vote thereon is 510,115.

     5. The number of shares voting for the amendment is 500,000 and the number against is zero (0). Therefore, the amendment was approved and consented to by the majority vote of the stockholders.

     6.    There is only one class of stock, common voting stock.

     7. This amendment does not give rise to dissenters' rights or other shareholder's rights in that the only amendment is the change of name.

     IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the corporation this 12th day of February, 1996.


                                        Hard Funding, Inc.


                                        by: /s/ Deborah Salerno
                                           ---------------------------
                                                   President
ATTEST:

/s/ Charles Barkley
----------------------
Corporate Secretary                                    (Corporate Seal)

STATE OF NEVADA

                        BEFORE THE SECRETARY OF STATE

                    ARTICLES OF AMENDMENT TO THE CHARTER OF

                         MARINEX MULTIMEDIA CORPORATION

     The undersigned corporation hereby executes these Articles of Amendment pursuant to the General Corporation Law of the State of Nevada for the purpose of amending its Charter as follows:

     1.    The name of the corporation is Marinex Multimedia Corporation.

     2. The corporation hereby amends its name from Marinex Multimedia Corporation to Texas Equipment Corporation.

     3.    The date of the adoption of this amendment is September 24, 1996.

     4. The number of shares outstanding and the number of shares entitled to vote thereon is 24,975,000.

     5. The number of shares voting for the amendment is 16,850,000 and the Amendment was therefore approved and consented to by the majority vote of the stockholders.

     6.    There is only one class of stock, common voting stock.

     7. This amendment does not give rise to dissenters' rights or other shareholder's rights in that the only amendment is the change of name.

     IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the corporation this 24th day of September, 1996.


                                        MARINEX MULTIMEDIA CORPORATION


                                        by:
                                           --------------------------
                                                  President
ATTEST:


---------------------
Corporate Secretary                                     (Corporate Seal)

                                       27